Exhibit 99.4

Independent Auditors’ Review Report

To the Board of Directors of Highline Management, Inc., and Member of

Orangeburg Subaru, LLC

Report on the Financial Statements

We have reviewed the accompanying balance sheet of Orangeburg Subaru, LLC (the “Company”), as of September 30, 2021, and the related statements of income, changes in member’s equity and cash flows for the nine-month period ended September 30, 2021, and the related notes to the financial statements (collectively, the “interim financial information”).

Management’s Responsibility

The Company’s management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor’s Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our review, we are not aware of any material modifications that should be made to the interim financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

EISNERAMPER LLP

Iselin, New Jersey

January 31, 2022

Orangeburg Subaru, LLC

Balance Sheet

(Dollars in thousands)

(Unaudited)

September 30, 2021
Assets
Current assets:
Cash	$8,776
Contracts in transit	429
Receivables, net of allowance for doubtful accounts	581
Due from related parties	211
Inventories	3,711
Prepaid expenses and other current assets	119

Total current assets	13,827

Non-current assets:
Property and equipment, net	6,491
Goodwill	3,445
Franchise rights	8,900
Right-of-use assets - operating	1,240
Right-of-use assets - finance	1,707
Other assets	82

Total non-current assets	21,865

Total assets	$35,692

Liabilities and Member’s equity
Liabilities:
Current liabilities:
Floorplan payable	$1,990
Accounts payable	471
Accrued expenses and other current liabilities	1,390
Operating lease liabilities, current portion	113
Finance lease liabilities, current portion	186
Due to related parties	954

Total current liabilities	5,104

Non-current liabilities:
Operating lease liabilities, net of current portion	1,137
Finance lease liabilities, net of current portion	1,789
Other liabilities	10

Total non-current liabilities	2,936

Total liabilities	8,040

Commitments and contingencies (Note 10)
Member’s equity	27,652

Total liabilities and member’s equity	$35,692

See notes to Financial Statements

Orangeburg Subaru, LLC

Statement of Income

(Dollars in thousands)

(Unaudited)

Nine Months Ended September 30, 2021
Revenues:
New vehicle retail sales	$30,718
Used vehicle retail sales	18,002
Used vehicle wholesale sales	3,267
Service, body, and parts sales	5,980
Finance and insurance sales	2,345

Total revenues	60,312

Costs of sales:
New vehicle retail cost	28,466
Used vehicle retail cost	16,302
Used vehicle wholesale cost	2,851
Service, body, and parts cost	2,927

Total cost of sales	50,546

Gross profit	9,766

Operating expenses:
Selling, general and administrative expenses	6,590
Management expenses - related party	1,106
Rent expense	147
Depreciation and amortization	450

Total operating expenses	8,293

Operating income	1,473

Other (income) expense:
Floorplan interest income	(2)
Interest expense	87
Other income, net	(1,159)

Total other income	(1,074)

Net income	$2,547

See notes to Financial Statements

Orangeburg Subaru, LLC

Statement of Changes in Member’s Equity

(Dollars in thousands)

(Unaudited)

Nine Months Ended September 30 2021
Member’s equity – January 1, 2021	$24,570
Contributions	535
Net income	2,547

Member’s equity – September 30, 2021	$27,652

See notes to Financial Statements

Orangeburg Subaru, LLC

Statement of Cash Flows

(Dollars in thousands)

Nine Months Ended September 30, 2021
Cash flows from operating activities:
Net income	$2,547
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	293
Amortization of right-of-use assets - finance	157
Amortization of right-of-use assets - operating	83
Bad debt expense	24
Forgiveness of debt	(1,133)
Changes in operating assets and liabilities:
Contracts in transit	827
Receivables	18
Due from related parties	129
Inventories	2,727
Prepaid expenses and other current assets	(11)
Other assets	(12)
Payments of floorplan payable, trade, net	(4,298)
Accounts payable	177
Accrued expenses and other current liabilities	374
Payments on lease liabilities - operating	(80)
Due to related parties	816

Net cash provided by operating activities	2,638

Cash flows from investing activities:
Purchase of property and equipment	(139)

Net cash used in investing activities	(139)

Cash flows from financing activities:
Payments on lease liabilities - finance	(131)
Member’s equity contributions	535

Net cash provided by financing activities	404

Net increase in cash	2,903

Cash, beginning of period	5,873

Cash, end of period	$8,776

Supplemental disclosure of cash flow information:
Cash payments for interest	$11

See notes to Financial Statements

Orangeburg Subaru, LLC

Notes to Financial Statements

(Unaudited)

1. Organization and Nature of Business

Orangeburg Subaru, LLC (the “Company”, “we”, or “us”) is a limited liability company which is incorporated in New York. The Company was formed to hold the operating assets of an automobile dealership in Orangeburg, New York. GPB Holdings II, LP (“Holdings II” or the “Partnership”), through its subsidiary Capstone Automotive Group II, LLC (“Capstone”), owns and controls 100% of the interests of the Company as well as all of the real estate on which the dealership operates.

GPB Capital Holdings, LLC (“Capital Holdings” or “GPB”) a Delaware limited liability company and registered investment advisor, is Holdings II’s general partner pursuant to the terms of the Fourth Amended and Restated Agreement of Limited Partnership, dated April 26, 2018 (as the same may be amended from time to time, the “LPA”). Pursuant to the LPA, GPB through its affiliation with Highline Management, Inc., (“Highline”) conducts and manages the Partnerships’ and, indirectly, the Company’s business.

In November 2021, substantially all of the Company’s operating assets were sold to Group 1 Automotive, Inc. (“Group 1”) for a net purchase price of $25.4 million as part of a larger acquisition of dealerships previously owned by an affiliate of Holdings II.

The Company’s principal line of business is the retail sale of automobiles in the Orangeburg area. The Company offers a diversified range of automotive products and services, including new vehicles, used vehicles, parts and services, and automotive finance and insurance products, which include vehicle service and other protection products, as well as the arranging of financing for vehicle purchases through third-party finance sources.

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The actual results could differ from the estimates and assumptions made in the preparation of the accompanying financial statements. The significant estimates made by management in the accompanying financial statements relate to inventory valuation, the valuation of goodwill and intangible franchise rights and long lived assets and their depreciable lives.

Cash

Cash includes cash on hand and cash in bank accounts. The Company maintains cash balances with financial institutions that, at times, may exceed federally insured limits. Management periodically evaluates the creditworthiness of these institutions and has not experienced any losses on such deposits.

Orangeburg Subaru, LLC

Notes to Financial Statements

(Unaudited)

Contracts in Transit

Contracts in transit relate to amounts due from financial institutions for the portion of the vehicle sales price financed by the Company’s customers.

Receivables and Allowance for Doubtful Accounts

Receivables consist of the following:

•	Manufacturer receivables represent amounts due from manufacturer, including holdbacks, rebates, incentives and warranty claims.

•	Trade receivables are comprised of amounts due from customers related to sales of new and used vehicles and service, body, and parts sales.

•

Finance and insurance receivables represent amounts owed to the Company for commissions from third-party lending and insurance institutions for arranging customer financing and for the sale of vehicle service contracts.

Receivables are recorded at the invoiced amount and do not bear interest due to their short-term nature. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the Company’s customers’ financial condition, the amount of receivables in dispute, the current receivables aging and current payment patterns. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. Receivables are generally written off against allowances after all reasonable collection efforts are exhausted.

Inventories

Inventories consist primarily of new and used vehicles, and are stated at the lower of cost or net realizable value using the specific identification method. The cost of other inventories has been determined under the first-in, first-out method.

Manufacturer reimburse the Company for holdbacks, floor plan interest assistance and advertising assistance, which are reflected as a reduction in the carrying value of each vehicle purchased. We recognize advertising assistance, floor plan interest assistance, holdbacks, cash incentives and other rebates received from the manufacturer that are tied to specific vehicles as a reduction to cost of sales as the related vehicles are sold.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Property and equipment under capital leases are stated at the lower of the present value of minimum lease payments or the fair value of the asset at the inception of the lease, net of accumulated depreciation. Major additions and improvements which extend the useful lives of the assets are capitalized, while minor replacements, repairs, and maintenance, which do not improve or extend the lives of the assets, are expensed as incurred. When property is retired or disposed of, the cost and related accumulated depreciation are removed and the resulting gain or loss, if any, is reflected in operating expenses in the accompanying Statement of Income.

Depreciation is computed over the estimated useful lives of the assets using the straight-line method. Estimated useful lives are as follows:

Property and Equipment	Useful Lives
Leasehold improvements	Lesser of lease term or estimated useful life
Furniture, fixtures and equipment	3 to 15 years

Orangeburg Subaru, LLC

Notes to Financial Statements

(Unaudited)

The Company continually evaluates property and equipment, including leasehold improvements, to determine whether events and circumstances have occurred that may warrant revision of the estimated useful life or whether the remaining balance should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows including its disposition over the remaining life of the property and equipment in assessing whether an asset has been impaired. Management measures impairment losses based upon the amount by which the carrying amount of the asset exceeds the fair value and recognizes the impairment charge as a component of operating expenses.

Leases

The Company determines if an arrangement is a lease at inception. Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Finance leases are recorded in right-of-use assets - finance and finance lease liabilities on the Balance Sheet. Operating leases are included in right-of-use assets-operating and operating lease liabilities on the Balance Sheet. The classification of the Company’s leases as operating or finance leases, along with the initial measurement and recognition of the associated ROU assets and lease liabilities is performed at the lease commencement date. The measurement of lease liabilities is based on the present value of future lease payments over the lease term. As the implicit rate in the lease is not determinable, the Company uses its incremental borrowing rate based on the information available at the lease commencement date in determining the present value of future lease payments. The ROU asset is based on the measurement of the lease liability and also includes any lease payments made prior to or on lease commencement, and excludes lease incentives and initial direct costs incurred, as applicable. The lease terms may include options to extend or terminate the lease when it is reasonably certain the Company will exercise any such options. Rent expense for the Company’s operating leases is recognized on a straight-line basis over the lease term. Amortization expense for the ROU asset associated with its finance leases is recognized on a straight-line basis over the shorter of the useful life of the asset or the lease term. The term of the lease and interest expense associated with its finance leases is recognized on the balance of the lease liability using the effective interest method based on the estimated incremental borrowing rate.

Goodwill and Franchise Rights

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that is not individually identified and separately recognized. The Company’s identifiable intangible franchise rights are individual dealership rights under franchise rights agreements with the vehicle manufacturer (“Franchise Agreement”). The Company expects this Franchise Agreement to continue to contribute to our cash flows for an indefinite period. Historically in the retail automotive franchise industry, dealership franchise agreements are rarely involuntarily terminated or not renewed by the manufacturer. A manufacturer may force a franchise owner to sell a franchise when the owner is in breach of the franchise agreement over an extended period of time. New York state, where the Company operates, has automotive dealership franchise laws that typically limit the rights of a manufacturer to terminate or not renew a franchise, and the Company is not aware of any legislation or other factors that would materially change the retail automotive franchise system. In addition, there is an active market for most automotive dealership franchises within the United States. Therefore, the Company attributes value to the Franchise Agreements acquired with the dealerships purchased based on the understanding and industry practice that the Franchise Agreements will be renewed indefinitely by the manufacturer. As such, the Company believes that its Franchise Agreement will contribute to cash flows for an indefinite period and, therefore, has an indefinite life.

The Company tests goodwill and franchise rights for impairment annually or more frequently when events or changes in circumstances indicate that an impairment may have occurred. Management performs the annual impairment analysis as of October 1 of each year. On October 1, 2020, Management performed a quantitative test which determined that the fair value of goodwill and franchise rights did not exceed the carrying values. No impairment charges were recorded. No other triggering events were identified that warranted an interim impairment assessment as of September 30, 2021. As of September 30, 2021, the carrying values of goodwill and franchise rights were $3.4 million and $8.9 million, respectively.

Orangeburg Subaru, LLC

Notes to Financial Statements

(Unaudited)

Fair Value of Financial Assets and Liabilities

The Company’s financial instruments consist of cash, contracts in transit, receivables, floorplan payable, accounts payable, and long-term debt. Fair values for cash, contracts in transit, receivables, and accounts payable approximate carrying values for these financial instruments since they are relatively short-term in nature. The carrying amount of floorplan payable approximates fair value due to its short-term length of maturity or existence of variable interest rates that approximate prevailing rates.

Fair Value Measurements

Promulgations of the FASB have established a framework for measuring fair value, which provides a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The highest priority is assigned to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of fair value are as follows:

Level 1:

Inputs to the Level 1 valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2:

Inputs to the Level 2 valuation methodology include:

(a) Quoted prices for similar assets or liabilities in active markets;

(b) Quoted prices for identical or similar assets or liabilities in inactive markets;

(c) Inputs other than quoted prices that are observable for the asset or liability; and

(d) Inputs that are derived principally from or corroborated by observable market data by correlation or other means

Level 3:

Inputs to the Level 3 valuation methodology are unobservable and significant to the fair value measurement.

Asset and liability measurements utilizing Level 3 inputs include those used in assessing impairment of property and equipment, annual franchise rights and goodwill impairment evaluations.

The preceding method described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

Revenue Recognition

Revenue consists of sales of new and used vehicles, parts and service sales, and related commissions from third-party lending

Orangeburg Subaru, LLC

Notes to Financial Statements

(Unaudited)

and insurance institutions for arranging customer financing and for the sale of vehicle service contracts (collectively “F&I”). The Company recognizes revenue (which excludes sales taxes) in the period in which products are delivered or services are provided as all performance obligations are satisfied. The transaction price for a retail vehicle sale is specified in the contract with the customer and includes all cash and non-cash consideration. In a retail vehicle sale, customers often trade in their current vehicle. The trade-in is measured at its stand-alone selling price in the contract, utilizing various third-party pricing sources. All vehicle rebates are applied to the vehicle purchase price at the time of the sale. Sales promotions that the Company offers to customers are accounted for as a reduction to the sales price at the time of sale. F&I and service contract revenues are recognized upon the sale of the finance, insurance, or service contracts as the Company has no further performance obligations and as such as it is earned for the placement of: (i) loans and leases with financial institutions in connection with customer vehicle purchases financed, (ii) vehicle service contracts with third-party providers, and (iii) other protection products with third-party providers. An allowance for chargebacks against revenue recognized from sales of F&I products is recorded in the period in which the related revenue is recognized. The Company collects sales taxes and other taxes from customers on behalf of governmental authorities at the time of sale. These taxes are accounted for on a net basis and are not included in revenues or cost of sales.

Selling, General and Administrative Expenses

The Company’s operating expenses include, among others, payroll expenses, administrative expenses, and professional and insurance expense.

Income Taxes

The Company is organized as a limited liability company for income tax purposes and is not subject to state or federal income taxes since taxable income or loss is reportable by the members. Accordingly, there is no provision for income taxes in the financial statements.

The Company follows the provisions pertaining to uncertain tax positions of ASC 740, Income Taxes, and has determined that there are no material uncertain tax positions that require recognition or disclosure in the financial statements.

Risks and Uncertainties

We depend on our manufacturer to provide a supply of vehicles which supports expected sales levels. In the event that the manufacturer is unable to supply the needed level of vehicles, our financial performance may be adversely impacted.

We depend on our manufacturer to deliver high-quality, defect-free vehicles. In the event that the manufacturer experiences future quality issues, our financial performance may be adversely impacted.

We are subject to a concentration of risk in the event of financial distress, including potential reorganization or bankruptcy, of the manufacturer. Our sales volume could be materially adversely impacted by the manufacturer’s inability to supply the Company with an adequate supply of vehicles. We also receive incentives and rebates from our manufacturer, including cash allowances, financing programs, discounts, holdbacks, and other incentives. These incentives are recorded as receivables in our Balance Sheet until payment is received. Our financial condition could be materially adversely impacted by the manufacturer’s inability to continue to offer these incentives and rebates at substantially similar terms, or to pay our outstanding receivables.

3. Receivables, Net

Receivables, net of allowance for doubtful accounts, consisted of the following:

Orangeburg Subaru, LLC

Notes to Financial Statements

(Unaudited)

(Dollars in thousands)	September 30, 2021
Receivables
Manufacturer receivables	$322
Trade receivables	184
Finance and insurance receivables	101

Total	607
Less: Allowance for doubtful accounts	(26)

Receivables, net of allowance for doubtful accounts	$581

4. Inventories

Inventories consisted of the following:

(Dollars in thousands)	September 30, 2021
Inventories
New vehicles	$790
Used vehicles	1,309
Parts and accessories	396
Rental/service vehicles, net	1,216

Total inventories	$3,711

5. Property and Equipment

Property and equipment consisted of the following:

(Dollars in thousands)	September 30, 2021
Property and Equipment
Leasehold improvements	$6,734
Furniture, fixtures and equipment	658

Total	7,392
Less: Accumulated depreciation	(901)

Total property and equipment, net of accumulated depreciation	$6,491

Depreciation expense on property and equipment, was $0.3 million for the period ended September 30, 2021.

Orangeburg Subaru, LLC

Notes to Financial Statements

(Unaudited)

6. Borrowings

Floorplan Financing Agreements

The Company had an agreement with JP Morgan Chase (“Chase”) for the purpose of financing the purchase of new, used and loaner vehicles. The maximum financing available under this agreement was $13.0 million, and the arrangement could be cancelled by written notice by either party. In August 2020, Chase provided a termination notice to the Company for its financing agreement with the Company effective in January 2021.

In December 2020, the Company secured an alternative floorplan financing agreement with Subaru Acceptance Corporation (“SAC”) for the purpose of financing the purchase of new, used and loaner vehicles. The maximum financing available under this agreement was $13.5 million. The floorplan arrangement went into effect in January 2021. In January 2021, the Chase floorplan payable was paid in full with proceeds from the SAC floorplan financing agreement. As of September 30, 2021, there was $2.0 million floorplan payable outstanding. Interest rates are based on the U.S. Prime Rate or the LIBOR plus an applicable margin. The interest rates ranged from 3.50 to 4.75% for the period ended September 30, 2021.

Paycheck Protection Program Loans

On April 10, 2020, the Company received funding in connection with “Small Business Loans” under the federal Paycheck Protection Program (the “PPP”) provided in Section 7(a) of the Small Business Act of 1953, as amended by the Coronavirus Aid, Relief and Economic Security Act, as amended from time to time. The Company borrowed $1.1 million in an original principal amount, which was funded on April 10, 2020 (the “PPP Loan”). The PPP loan bore interest at 1% per annum and was set to mature in 2022. The Company was approved for full forgiveness of the PPP loan amount of $1.1 million in April 2021 and a gain on forgiveness was recorded as a component of other income, net, on the accompanying Statement of Income.

7. Leases

Operating and Finance Leases

The Company leases certain properties under agreements which expire through 2031. Leases with an initial term of 12 months or less are not recorded on the Balance Sheet. Lease expense is recognized for these leases on a straight-line basis over the lease term. Most leases include one or more options to renew, with renewal terms that can extend the lease term from one to five more years. Lease renewal options are exercised at the sole discretion of the Company. Certain of these lease agreements contain purchase options for the Company to acquire the related properties at an established price within a stated period of time.

The Company is party to both operating and finance lease contracts where property is leased from others (“lessee” contracts) for real estate (dealership locations and vehicle storage lots).

Weighted average remaining lease terms and discount rates for operating leases on September 30, 2021 were 9.03 years and 5.65%, respectively. The weighted average remaining lease term and discount rate for the finance leases on September 30, 2021, were 8.66 years and 5.94%, respectively.

Components of operating and finance lease expense includes (1) amortization of right-of-use-assets - finance included as a component of depreciation and amortization on the Statement of Income; (2) interest on lease liabilities is included as a component of interest expense on the Statement of Income; and (3) amortization of right-of-use assets - operating and short term lease cost are included as a component of rent expense on the Statement of Income. These components for the year ended September 30, 2021 consist of the following:

Orangeburg Subaru, LLC

Notes to Financial Statements

(Unaudited)

(Dollars in thousands)	September 30, 2021
Finance lease costs
Amortization of right-of-use assets	$157
Interest on lease liabilities	64
Operating lease expense	83

Total lease cost	$304

Maturities of operating and finance lease liabilities as of September 30, 2021 consisted of the following:

(Dollars in thousands)	Operating	Finance
2021	$43	$75
2022	171	299
2023	172	300
2024	173	308
2025	174	309
Thereafter	810	1,248

Total lease payments	1,543	2,539
Less: imputed interest	(293)	(564)

Present value of lease liabilities	1,250	1,975
Less current portion of lease liabilities	(113)	(186)

Lease liabilities, net of current portion	$1,137	$1,789

8. Related Party Transactions

In the ordinary course of business the Company has issued and received non-interest bearing loans from entities affiliated with the Partnership. As of September 30, 2021, these loans totaled $0.2 million and $1.0 million and are included in due from related parties and due to related parties, respectively, on the accompanying Balance Sheet.

In accordance with a management services agreement the Company is subject to allocated expenses from entities affiliated with the Partnership, that manage the automotive strategy which the Company is a part of. These expenses primarily consist of compensation relating to the employees managing the Company and any expenses paid by the affiliated entity on behalf of the Company. In 2021, the Company recorded general and administrative expenses related to this allocation and reimbursement of expenses paid on behalf of the Company of $1.1 million which is included in management expenses - related party in the accompanying Statement of Income.

Capstone paid $0.5 million to entities affiliated with the Company for expenses incurred by the Company, for the nine months ended September 30, 2021 which are recorded as contributions in the Statement of Changes in Member’s Equity.

Orangeburg Subaru, LLC

Notes to Financial Statements

(Unaudited)

9. Business and Credit Risk Concentration

Concentrations of credit risk with respect to accounts receivable are limited primarily to the automobile manufacturer and consumer financing subsidiaries of the vehicle manufacturer with which the Company does business. Credit risk arising from receivables from commercial customers is minimal due to the large number of customers comprising the Company’s customer base. Additionally, the Company’s customers are concentrated in New York, New York.

The Company operates pursuant to the Franchise Agreement with the vehicle manufacturer. Franchise agreements generally provide the manufacturer with considerable influence over the operations of the Company. The success of any franchised automotive dealership is dependent, to a large extent, on the financial condition, management, marketing, production and distribution capabilities of the vehicle manufacturer of which the Company holds franchises. The Company purchases its new vehicles from the manufacturer at the prevailing prices to all franchised dealers. The Company’s sales volume could be adversely impacted by the manufacturers’ inability to supply the dealerships with an adequate supply of vehicles.

Orangeburg Subaru, LLC

Notes to Financial Statements

(Unaudited)

10. Commitments and Contingencies

GPB and other affiliated entities controlled by GPB, including the Partnership, have various pending legal matters. In addition, GPB and certain of its principals and affiliates face various regulatory and governmental matters. GPB seeks to comply with all laws, rules, regulations and investigations into any potential or alleged violation of law. In such situations where GPB disagrees with the allegations made against it, GPB intends to vigorously defend itself in court.

In the opinion of management, the ultimate disposition of these matters is not expected to have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

Appointment of Monitor

On February 11, 2021, the EDNY Court, in the SEC Action, appointed Joseph T. Gardemal III as an independent Monitor over GPB (the “Monitor”) (the “Order”) until further Order of the Court. Pursuant to the Order, Capital Holdings shall (i) grant the Monitor access to all non-privileged books, records and account statements for the GPB-managed Funds, including the Partnership, as well as their Portfolio Companies, and (ii) cooperate fully with requests by the Monitor reasonably calculated to fulfill the Monitor’s duties. As noted below, the Order was amended on April 14, 2021

The Monitor has the authority to approve or disapprove the following actions: (i) any proposed material corporate transactions by Capital Holdings and/or Highline, an affiliated entity, the GPB-managed funds, including the Partnership, or the Portfolio Companies (as defined in the Order), or any other proposed material corporate transactions as the Monitor may, in the Monitor’s sole discretion, deem appropriate. The Monitor will negotiate a protocol with Capital Holdings for the review of information concerning proposed material transactions; (ii) any extension of credit by Capital Holdings, Highline, the GPB-managed funds, or the Portfolio Companies outside the ordinary course of business, or to a related party, as defined under the federal securities laws. The Monitor will negotiate a protocol with Capital Holdings for the review of information concerning such extensions of credit; (iii) any material change in business strategy by Capital Holdings or any of the GPB-managed funds; (iv) any material change to compensation of any executive officer, affiliate, or party of Capital Holdings or Highline; (v) any retention by Capital Holdings or Highline of any management-level professional or person (with the exception of any professional retained in connection with litigation commenced prior to this Order, over which approval shall not be required), subject to an acceptable procedure agreed to with the Monitor; (vi) any decision to resume distributions to investors in any of the GPB-managed funds, consistent with the investment objectives of the GPB-managed funds; and (vii) any decision to file, or cause to be filed, any bankruptcy or receivership petition for Capital Holdings or Highline, or for the Portfolio Companies.

The Monitor is authorized and empowered to: (i) review the finances and operations of the GPB-managed funds and, if necessary, individual Portfolio Companies and will negotiate a protocol with Capital Holdings for the review of this information; (ii) review historical corporate transactions by GPB and/or Highline, the GPB-managed funds or the Portfolio Companies, to the extent covered by Capital Holdings’ forthcoming audited financial statements and any restatements covered therein, for the purposes of executing the authority discussed above, and consistent with the authority to share any findings, documents, or information with the SEC, provided, however, the Monitor will not interfere with ongoing audits and will negotiate a protocol with Capital Holdings for the review of this information; (iii) review historical compensation of all executive officers or affiliates of Capital Holdings or Highline; (iv) review the retention of all consultants currently retained by Capital Holdings; (v) review audited financial statements of the GPB-managed funds, which Capital Holdings will promptly deliver to the Monitor upon completion; (vi) review the minutes of all meetings of all boards of directors of the Portfolio Companies, Highline, and the GPB-managed funds; (vii) review the status of all litigation involving Capital Holdings or Highline, and the status of any litigation outside the ordinary

Orangeburg Subaru, LLC

Notes to Financial Statements

(Unaudited)

course of business involving any of the Portfolio Companies; (viii) review any commencement or settlement of any litigation involving Capital Holdings and Highline, and any commencement or settlement of any litigation outside of the ordinary course of business involving any of the Portfolio Companies; (ix) review any material changes to material leases or real estate holdings, including the signing of any new leases, the termination of leases, material changes to lease terms, or the purchase or sale of any material property by Capital Holdings, Highline, or any of the Portfolio Companies, provided, however, if the material change involves a Capital Holdings, Highline, or Portfolio Company related party or affiliate, the Monitor shall have the power to approve or disapprove of the material change; (x) review insurance policies covering Highline, Capital Holdings, and the GPB-managed funds, as well as affiliates, officers, and directors of such entities; and (xi) review promptly and approve any investor-wide communications intended to be sent by Capital Holdings to investors in the GPB-managed funds.

Within 30 days after the end of each calendar quarter, the Monitor is required to file with the Court under seal or in redacted form to protect sensitive, proprietary information, a full report reflecting (to the best of the Monitor’s knowledge as of the period covered by the report) the status of the reviews contemplated in the Order.

The Monitor was required to submit a report to the court within 60 days of his appointment recommending either continuation of the monitorship, converting it to a receivership, and/or filing of bankruptcy petitions for one or more of the various entities. The Monitor submitted this report on April 12, 2021, and recommended continuation of the Monitorship.

On April 14, 2021, the EDNY Court entered an Amended Order, providing that, in addition to the SEC and GPB, certain State regulators will receive access to the periodic reports filed by the Monitor pursuant to the Order.

11. Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through January 28, 2022, the date which the financial statements were available to be issued.